Exhibit 10.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EP MEDSYSTEMS INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase 25,000 Shares of Common Stock of EP MedSystems, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2008-1	Issue Date: February 28, 2008

EP MEDSYSTEMS, INC., a corporation organized under the laws of the State of New Jersey (the “Company”), hereby certifies that, for value received, Keltic Financial Partners, LP, or assigns (the “Holder”) is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through February __, 2013 (the “Expiration Date”), up to 25,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), no par value per share, of the Company, at the Exercise Price (as defined below). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include EP MedSystems, Inc., and any corporation or other entity which shall succeed or assume the obligations of EP MedSystems, Inc., hereunder.

(b) The term “Common Stock” includes (a) the Company’s Common Stock, no par value per share, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other entity or person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(d) The term “Exercise Price” shall be $2.50 per share.

1.	EXERCISE OF WARRANT

1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 3 or 4.

1.2 Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)	If the Company’s Common Stock is traded on an exchange or is quoted on the NasDaq Global or NasDaq Capital Market of The NasDaq Stock Market, Inc. (“NasDaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)	If the Company’s Common Stock is not traded on an exchange or on the NasDaq but is traded on the NASD OTC Bulletin Board or BBX Exchange, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c)	Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)	If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of this Warrant are outstanding at the Determination Date.

2.	PROCEDURE FOR EXERCISE

2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 3 business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2 Exercise.

(a)	Payment may be made either (i) in cash, by official bank check or by wire transfer of immediately available funds to the Company equal to the applicable aggregate Exercise Price, or (ii) by delivery of this Warrant, Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with Subsection (b)below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b)

Notwithstanding any provisions herein to the contrary, if (1) the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and (2) the Company does not then have an effective registration statement covering the resale of the Common Stock issuable upon exercise of this Warrant, then in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X= Y(A-B)/A

Where X= the number of shares of Common Stock to be issued to the Holder

Y= the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A= the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B= Exercise Price (as adjusted to the date of such calculation)

3.	EFFECT OF REORGANIZATION, ETC.; ADJUSTMENT OF EXERCISE PRICE

3.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a)effect a reorganization, (b) consolidate with or merge into any other entity or person, or (c) transfer all or substantially all of its properties or assets to any other entity or person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, to the extent permitted by law, at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant after the effective date of such dissolution pursuant to Section 3.1 to a bank or trust company having its principal office in New York, NY, as trustee for the Holder of this Warrant.

3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the holders of this Warrant be delivered to the Trustee as contemplated by Section 3.2.

4.	EXTRAORDINARY EVENTS REGARDING COMMON STOCK

In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

5.	CERTIFICATE AS TO ADJUSTMENTS

In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

6.	RESERVATION OF STOCK

The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7.	ASSIGNMENT; EXCHANGE OF WARRANT

(a)

The Holder acknowledges that the Holder has been advised by the Company that neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically noted in Section 9 below, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Act, it being understood that

Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

(b)	Subject to compliance with the Act and other applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) with respect to any or all of the Warrant Shares. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with the Act and other applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Transferor.

8.	REPLACEMENT OF WARRANT

On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.	REGISTRATION RIGHTS

9.1. Piggy-Back Registration Rights. If the Company shall determine to file with the Securities and Exchange Commission a registration statement relating to an offering for its own account under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business entity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after the date of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of the shares of Common Stock issuable upon exercise of this Warrant (“Registrable Securities”) the Holder requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities, if any, with respect to which the Holder has requested inclusion hereunder as the underwriter(s) shall permit; provided, however, that any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights.

9.2 Expenses. The Company shall bear all expenses in connection with the terms set forth in this Section 9 (other than underwriter(s) discounts or commissions, broker fees and similar selling expenses, and any other fees or expenses incurred by the Holder, including attorneys fees of the Holder.

9.3 Contemporaneous Sales. Neither the Holder nor the Company shall effect any public sale or distribution of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities during the seven calendar days prior to and the 90 calendar days (or such longer period as may reasonably be requested by the underwriter(s) after any registration pursuant to an underwritten offering has become effective (except as part of such underwritten registration).

9.4 Participation in Underwritten Offerings. The Holder may not participate in any underwritten offering hereunder unless the Holder (a) agrees to sell its securities on the same terms and conditions as other shares of Common Stock included in the underwritten offering, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, holdback agreements and other documents required under the terms of such underwriting arrangements.

9.5 Indemnification.

(a)

The Company shall indemnify, to the extent permitted by law, the Holder, its officers, directors and managers and each person who controls such holder (within the meaning of the 1933 Act or the Exchange Act of 1934, as amended (the “1934 Act”)), against all losses, claims, damages, liabilities (joint or several) and expenses (including reasonable attorneys’ and other professionals’ fees) (collectively, “Losses”) arising out of or resulting from (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein or by any such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same; or (ii) any violation or alleged violation by the Company of any of the 1933 Act, the 1934 Act or any applicable state securities laws, or any rules promulgated under any such acts or laws.

(b)	In connection with any registration statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Company, its officers, directors and managers and each person who controls the Company (within the meaning of the 1933 Act or the 1934 Act), against any Losses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading in light of the circumstances then existing, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by the Holder specifically for use in preparing the registration statement.

(c)

Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

10.	MAXIMUM EXERCISE

The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Notwithstanding the foregoing, the restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company and is automatically null and void upon an Event of Default under that certain Revolving/Term Loan Agreement of even or approximately date herewith by and among the Company, ProCath Corporation and any and all extensions, modifications, amendments, restatements and replacements thereof hereafter made.

11.	WARRANT AGENT

The Company may, by written notice to the Holder of this Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12.	TRANSFER ON THE COMPANY’S BOOKS

Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.	NOTICES, ETC.

All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

14.	VOLUNTARY ADJUSTMENT BY THE COMPANY

The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

15.	MISCELLANEOUS

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of New York. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

THIS IS THE LAST PAGE OF THIS DOCUMENT.

THE NEXT PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

EP MEDSYSTEMS INC.

By:	/s/ James J. Caruso
James J. Caruso

WITNESS:

By:	/s/ David I. Bruce
David I. Bruce

Exhibit A

FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

TO:	EP MedSystems, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.            ), hereby irrevocably elects to purchase (check applicable box):

☐	shares of the Common Stock covered by such Warrant; or

☐	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $                    . Such payment takes the form of (check applicable box or boxes):

☐	$ in cash, official bank check or wire transfer of immediately available funds; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of shares of Common Stock (using a Fair Market Value of $ per share for purposes of this calculation); and/or

☐	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                                           whose address is                                         .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of EP MedSystems Inc. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s)of such person(s) and appoints each such person Attorney to transfer its respective right on the books of EP MedSystems Inc. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated:	By:

(Signature must conform to name of holder

as specified on the face of the Warrant)

Signed in the presence of:

(Name)	(address)

(address)

ACCEPTED AND AGREED:

[TRANSFEREE]

(Name)